November 30, 1999




The Board of Directors
of Merit Medical Systems, Inc.
1600 West Merit Parkway
South Jordan, Utah  84095

         Re:      Merit Medical Systems, Inc.
                  Registration Statement on Form S-8

Gentlemen:

         As counsel to Merit Medical Systems, Inc., a Utah corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for registration of 1,600,000 shares (the "Shares") of common stock, no par value, of the Company to be offered, sold and issued by the Company pursuant to the Merit Medical Systems, Inc. 1999 Omnibus Stock Incentive Plan (the "Plan"), we have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion hereinafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plan and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                           Very truly yours,

                           PARR WADDOUPS BROWN GEE & LOVELESS

                           /s/ PARR WADDOUPS BROWN GEE & LOVELESS
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Merit Medical Systems, Inc. on Form S-8 of our report dated March 16, 1999, appearing in the Annual Report on Form 10-K of Merit Medical Systems, Inc. for the year ended December 31, 1998

/s/ Deloitte & Touche, LLP
---------------------------
    Deloitte & Touche, LLP
    Salt Lake City, Utah
    November 30, 1999

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